SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2004

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

0-3400
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

Item 9. Regulation FD Disclosure.

            Attached as Exhibit 99.1 and incorporated herein by reference is a copy of a press release of Tyson Foods, Inc., dated March 29, 2004, announcing that it has received notice of a formal, non-public investigation by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tyson Foods, Inc.

Date: March 29, 2004	By: /s/ Steven Hankins
Name: Steven Hankins
Title: Executive Vice President and
Chief Financial Officer

Tyson Foods, Inc.
Current Report On Form 8-K
Dated March 29, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 29, 2004

EXHIBIT 99.1

TYSON FOODS, INC. ISSUES STATEMENT

Springdale, Arkansas, March 29, 2004 - Tyson Foods, Inc. (NYSE: TSN) (the "Company") today announced that it has received notice of a formal, non-public investigation by the U.S. Securities and Exchange Commission ("SEC").  The SEC is seeking information primarily with respect to the disclosure of perquisites provided to certain directors and officers of the Company (including Don Tyson, former Senior Chairman of the Company, and John Tyson, Chairman and CEO of the Company).  The Company has been cooperating fully with the SEC and will continue to do so.  The independent members of the Board of Directors have conducted a review of the matter.  Based on this review, the Company does not believe that the amounts involved are material to the Company's financial position or results of operations; however, the Company is presently unable to predict any action that the SEC might take.